EXHIBIT 21.1

SUBSIDIARIES OF REGISTRANT              STATE/COUNTRY OF INCORPORATION


AICC Consultores, S.A.                  Chile
AICC Consultores, S.A.                  Argentina
AICC Technology, S.A.                   Argentina
Computer & Communications Information   New Jersey
 Group, Inc. (dba Datapro Information
 Services)
Dataquest (Korea), Inc.                 Delaware
Dataquest Australia Pty. Ltd.           Australia
Dataquest, Incorporated                 California
Decision Drivers, Inc.                  Delaware
DQ Research Pte, Ltd.                   Singapore
G-Fund, L.L.C.                          Delaware
G.G. Canada, Inc.                       Delaware
G.G. Credit, Inc.                       Delaware
G.G. Global Holding, Inc.               Delaware
G.G. Investment Management, Inc.        Delaware
G.G. Properties, Inc.                   Delaware
G.G. Properties, Ltd.                   Bermuda
G.G. West Corporation                   Delaware
Gartner Credit Corporation              Delaware
Gartner Enterprises, Ltd.               Delaware
Gartner Group Advisory (Singapore)      Singapore
 PTE Ltd.
Gartner Group Asia, Inc.                Delaware
Gartner Group Canada Co.                Canada
Gartner Group DO Brasil, S/C Ltda.      Brazil
Gartner Group Europe Holdings, B.V.     The Netherlands
Gartner Group Europe, Inc.              Delaware
Gartner Group France S.A.R.L.           France
Gartner Group FSC, Inc.                 Virgin Islands
Gartner Group Hong Kong, Ltd.           Hong Kong
Gartner Group Italia, S.r.L.            Italy
Gartner Group Japan K.K.                Japan
Gartner Group Nederland B.V.            The Netherlands
Gartner Group Norge A/S                 Norway
Gartner Group Pacific Pty Limited       Australia
Gartner Group Research (Thailand) Ltd.  Thailand
Gartner Group Scandinavia A/S           Denmark
Gartner Group Sverige AB                Sweden
Gartner Group Switzerland AG            Switzerland
Gartner Group Taiwan Ltd.               Taiwan
Gartner Group UK Ltd.                   United Kingdom
Gartner Group, GmbH                     Germany
New Science Associates, Ltd.            Ireland
New Science Limited                     United Kingdom
The Research Board                      Delaware
View Acquisition Company                Delaware
Vision Events International, Inc.       Delaware